Exhibit 99.(14)(B)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

High Yield Income Fund, Inc.:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Plan of Reorganization” in Form N-14.

KPMG LLP

New York, New York

January 30, 2009